Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Marcus New, President and Chief Executive Officer, and Doug Keast, Chief Financial Officer, of Stockgroup Information Systems Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the annual report on Form 10-KSB of Stockgroup Information Systems Inc. for the period ended December 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Stockgroup Information Systems Inc.

Dated: March 15, 2006

/s/ Marcus New
Marcus New, President and Chief Executive
Officer
(Principal Executive Officer)

/s/ Doug Keast
Doug Keast
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Stockgroup Information Systems Inc. and will be retained by Stockgroup Information Systems Inc. and furnished to the Securities and Exchange Commission or its staff upon request.